Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

December 20, 2017

Green Bancorp, Inc.
4000 Greenbriar
Houston, Texas 77098

Re:    Green Bancorp, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as special counsel to Green Bancorp, Inc., a Texas corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”), which may be issued in one or more series, (iii) debt securities of the Company (“Debt Securities”), which may be issued in one or more series under an indenture (the “Indenture”) proposed to be entered into by the Company and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement, (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, (v) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock, shares of Preferred Stock or Debt Securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein, (vi) purchase units of the Company (“Purchase Units”), each consisting of a Purchase Contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein, (vii) units of the Company (“Units”), each consisting of Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Purchase Units or any combination of those securities, which may be issued pursuant to one or more agreements (each, a “Unit Agreement”) proposed to be entered into by the Company and one or more unit agents to be named therein and (viii) such indeterminate number of shares of Common Stock or Preferred Stock and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities or Warrants or settlement of any Purchase Contracts, Purchase Units or Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”). The Registration Statement also relates to the sale from time to time of up to 15,017,690 shares of Common Stock (the “Secondary Shares”) to be sold by the selling stockholders named therein (the “Selling Stockholders”). We have been advised that the Secondary Shares were issued pursuant to the Investment Agreements, dated as of April 9, 2010 and June 26, 2012, respectively, by and among the Company and each Selling Stockholder (the “Investment Agreements”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Purchase Units, Units, Indeterminate Securities, and Secondary Shares offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:
(a)the Registration Statement;
(b)the form of Indenture filed as an exhibit to the Registration Statement;
(c)executed copies of the Investment Agreements;
(d)the stock certificates representing the Secondary Shares;
(e)an executed copy of a certificate of Elizabeth Vandervoort, Secretary and Treasurer of the Company, dated the date hereof (the “Secretary’s Certificate”);
(f)a copy of the Company’s Articles of Incorporation, dated October 20, 2004 and as amended on December 18, 2006 and April 8, 2010, certified by the Texas Secretary of State and certified pursuant to the Secretary’s Certificate;
(g)a copy of the Company’s Amended and Restated Certificate of Formation, dated June 30, 2010, certified by the Texas Secretary of State and certified pursuant to the Secretary’s Certificate;
(h)a copy of the Company’s Amended and Restated Certificate of Formation, certified by the Texas Secretary of State as of December 15, 2017, and certified pursuant to the Secretary’s Certificate;
(i)a copy of the Company’s bylaws, dated July 12, 2005 and certified pursuant to the Secretary’s Certificate;
(j)a copy of the Company’s amended and restated bylaws, dated March 30, 2010 and certified pursuant to the Secretary’s Certificate;
(k)a copy of the Company’s amended and restated bylaws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;
(l)a copy of the Company’s shareholder agreement, dated June 30, 2010, by and among the Company, Green Bank, N.A. and the Selling Stockholders;
(m)copies of certain resolutions of the Board Directors of the Company, adopted on March 30, 2010 and April 24, 2012, certified pursuant to the Secretary’s Certificate;
(n)a copy of certain resolutions of the Special Committee of the Board of Directors of the Company, adopted on June 25, 2012, certified pursuant to the Secretary’s Certificate;
(o)a copy of certain resolutions of the Board of Directors of the Company, adopted on December 15, 2017, certified pursuant to the Secretary’s Certificate;
(p)copies of certain resolutions of the shareholders of the Company, adopted on April 6, 2010 and June 25, 2012, certified pursuant to the Secretary’s Certificate; and
(q)copies of approvals by the Federal Reserve Bank of Dallas with respect to the Notice of Change in Control of each Selling Stockholder.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.
In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including those in the Secretary’s Certificate.
We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) the Texas For-Profit Corporation Law (the “TFPCL”) (all of the foregoing being referred to as “Opined-on Law”).
As used herein, “Transaction Agreements” means the Indenture and the supplemental indentures thereto, the Warrant Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements, the Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 8 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company; and (v) the terms of the applicable Transaction Agreements and the issuance and sale of such Securities have been duly established in conformity with the certificate of formation of the Company so as not to violate any applicable law, the certificate of formation of the Company or the bylaws of the Company, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:
1.With respect to any shares of Common Stock offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Stock”), when (a) the general conditions shall have been satisfied, (b) if the Offered Common Stock is to be certificated, certificates in the form required under the TFPCL representing the shares of Offered Common Stock are duly executed and countersigned and (c) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the TFPCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.
2.The Secondary Shares being sold by the Selling Stockholders have been duly authorized by all requisite corporate action on the part of the Company under the TFPCL and have been validly issued and are fully paid and nonassessable.
3.With respect to the shares of any series of Preferred Stock offered by the Company, including any Indeterminate Securities constituting Preferred Stock of such series (the “Offered Preferred Stock”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the TFPCL (the “Certificate”), (c) the filing of the Certificate with the Texas Secretary of State has duly occurred, (d) if the Offered Preferred Stock is to be certificated, certificates in the form required under the TFPCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (e) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the TFPCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock, and if such shares of Preferred Stock are convertible into shares of Common Stock, the conversion price is not less than $0.01 per share of Common Stock.
4.With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the Indenture has been qualified under the Trust Indenture Act of 1939; (c) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Agreements and (d) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Agreements and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Agreements and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, provided that if such Debt Securities are convertible into shares of Preferred Stock or Common Stock, the applicable conversion price is not less than $0.01 per share.
5.With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, provided that if such Warrants are convertible into shares of Preferred Stock or Common Stock, the applicable conversion price is not less than $0.01 per share.
6.With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the Common Stock, Preferred Stock and/or Debt Securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, provided that if such Purchase Contracts are convertible into shares of Preferred Stock or Common Stock, the applicable conversion price is not less than $0.01 per share.
7.With respect to any Purchase Units offered by the Company (the “Offered Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the Purchase Contract and debt securities or debt obligations of third parties, including U.S. treasury securities, or any other securities described in the applicable prospectus supplement or any combination of the foregoing included in such Offered Purchase Units have been duly authorized for issuance by the Company and, if applicable, any third party and (c) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.
8.With respect to any Units offered by the Company (the “Offered Units”), when (a) the general conditions shall have been satisfied, (b) the securities described in the Registration Statement included in such Offered Units have been duly authorized for issuance by the Company and, if applicable, any third party and (c) certificates evidencing the Offered Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Unit Agreement, the Offered Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, provided that if such Units are convertible into shares of Preferred Stock or Common Stock, the applicable conversion price is not less than $0.01 per share.
The opinions stated herein are subject to the following qualifications:
(a)    the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);
(b)    we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;
(c)    except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, and with respect to our opinions in paragraphs 7 and 8, constitutes the valid and binding obligation of any third party, as applicable, enforceable against such party in accordance with its terms;
(d)    we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;
(e) we do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind the Company to the exclusive jurisdiction of any particular federal court or courts;
(f) we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;
(g) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;
(h)    we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;
(i)    we have assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements, Purchase Contract Agreements, Purchase Unit Agreements and Unit Agreements and that such choice is and will be a valid and legal provision;
(j)    we have assumed that the Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us, and that any Debt Securities, Warrants, Purchase Contracts, Purchase Units and Units that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any trustee, warrant agent, subscription agent, purchase contract agent and purchase unit agent, as the case may be;
(k) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement providing for indemnity by any party thereto against any loss in obtaining the currency due to such party under any Transaction Agreement from a court judgment in another currency;
(l) we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars; and
(m) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:
(a)neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law);
(b)neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and
(c)    with respect to our opinion set forth in paragraph 2 above, (i) the Company received in full the consideration for the Secondary Shares set forth in the Investment Agreements and the applicable resolutions of the Board of Directors of the Company approving the issuance of all such Secondary Shares and (ii) the Secondary Shares have been registered in the Company’s share registry.
We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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